THIS AGREEMENT is dated for reference the 9th day of September, 2005.

**BETWEEN:**

**W. SCOTT MARSHALL, and CHRIS FOSTER**, businessmen, c/o 2760 – 200 Granville Square, 200 Granville Street, Vancouver, British Columbia V6C 1S4
Facsimile: (604) 682-4467

(hereinafter collectively referred to as the "Purchasers")

**OF THE FIRST PART**

**ROBERT HOEGLER**, businessman, c/o 750 West Pender Street, Vancouver, Vancouver, British Columbia V6C 2T8
Facsimile: (604) 682-4380

**FLOYD FLAMAN**, businessman, c/o 750 West Pender Street, Vancouver, Vancouver, British Columbia V6C 2T8
Facsimile: (604) 682-4380

(hereinafter referred to collectively as the "Vendors" and individually by their respective names)

**OF THE SECOND PART**

**WHEREAS:**

A. The Vendors own certain restricted shares in the capital stock of Pro-Tech Holdings Ltd. which has now changed its name to Cascade Energy Inc.;

B. The Purchasers wish to acquire and the Vendors wish to sell such shares to the Purchasers upon the terms and subject to the conditions as are contained herein.

**NOW THEREFORE THIS AGREEMENT WITNESSES** that in consideration of the mutual covenants, agreements, representations and warranties hereinafter set forth and the sum of TEN DOLLARS ($10.00) paid by each party to the other and other good and valuable consideration, the parties hereto agree as follows:

**Defined Terms**

In this Agreement:

"Company" means Pro-Tech Holdings Ltd. and it successor Cascade Energy Inc.;

"Purchase Price" means the sum of:

a) USD$3,500 payable to Robert Hoegler; and

4000 CF.

$ 2,000.00

b) USD[illegible] payable to Floyd Flaman.

"Purchaser" means any other the Purchasers.

"Purchasers" means W. Scott Marshall (as the Purchaser of 17,000,000 Shares) and Chris Foster (as the Purchaser of 3,000,000 Shares).

"Shares" means a total of 2,500,000 restricted "founders' shares" in the capital stock of Pro-Tech Holdings Ltd. - now 20,000,000 shares of Cascade Energy Inc. - registered in the name of Robert Hoegler (as to 1,500,000 Pro Tech Holdings Ltd. shares) and Floyd Flaman (as to 1,000,000 Pro-Tech Holdings Ltd. shares); and

"Vendors" means Robert Hoegler and Floyd Flaman.

1. ***Sale of Shares***

1(1) The Vendors hereby agree to immediately sell and transfer the Shares to the Purchasers against receipt of the Purchase Price. The Vendors shall deliver to the Purchasers certificates representing the Shares, duly endorsed and guaranteed for transfer as determined by the Purchasers, or accompanied by duly guaranteed stock powers of attorney to allow the transfer of the Shares as determined by the Purchasers.

2. ***Representations and Warranties***

2(1) In order to induce the Purchasers to enter into and consummate this Agreement, the Vendors, jointly and severally, warrant and represent to the Purchasers that:

(a) the Vendors have due and sufficient right and authority to enter into this Agreement on the terms and subject to the conditions contained herein and all necessary actions have been taken or will be taken by or on the part of the Vendor to authorize the execution, delivery and performance of this Agreement and all other documents contemplated hereby;

(b) the Shares are validly issued, outstanding, fully paid and free and clear of all liens, charges and encumbrances and there is no impedance to the transfer of the legal and beneficial title and ownership of the Shares to the Purchasers on the terms and conditions herein set forth, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges and demands whatsoever;

(c) no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Shares;

(d) the performance of this Agreement will not be in violation of any agreements to which the Vendors are parties and will not give any person or company any right

to terminate or cancel any agreement or any right enjoyed by the Company and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Company, or any other party, in relation to the Shares;

(e) there is no order made against the Vendors ceasing the trading of the Shares and no such order or any action, proceeding or investigation which may adversely affect the Shares, are pending or threatened.

2(2) In order to induce the Vendors to enter into and consummate this Agreement, the Purchasers represent and warrant to and covenant with the Vendors as follows:

(a) this Agreement constitutes a valid and legally binding contract, enforceable against the Purchasers in accordance with its terms, subject to equitable remedies and the rights of creditors generally;

(b) the Purchasers have due and sufficient right and authority to enter into this Agreement on the terms and subject to the conditions contained herein and all necessary actions have been taken or will be taken by or on the part of the Purchasers to authorize the execution, delivery and performance of this Agreement and all other documents contemplated hereby; and

(c) the performance of this Agreement will not be in violation of any agreement to which the Purchasers are parties and will not conflict with or result in a breach of any covenants or agreements contained in, or constitute a default under or result in the creation of any encumbrance pursuant to the provisions of any agreement to which the Purchasers are parties.

2(3) The obligations of the Purchasers and Vendors under this Agreement are subject to there being no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against, the Vendors, the Purchasers or the Company by any regulatory or governmental authority or stock exchange for the purpose of enjoining or preventing the consummation of the transactions contemplated hereby or otherwise claiming that this Agreement or the consummation of this Agreement is improper or would give rise to proceedings under any statute or rule of law, which would have a material adverse impact on the business of the Company or the Purchasers, as the case may be.

3. ***Covenants of the Vendors***

3(1) The Vendors will execute all additional documentation and perform all further acts as required to consummate the transactions contemplated by this Agreement.

**4. *General***

4(1) ***Governing Law*** This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

4(2) ***Notices*** Any notice or other writing required or permitted to be given hereunder or for the purposes hereof to the parties shall be sufficiently given if delivered personally, or if sent by prepaid courier or if transmitted by facsimile to such party to the addresses or fax numbers indicated at the beginning of this Agreement, or at such other address or addresses as the party to whom such notice or other writing is to be given shall have last notified the party giving the same in the manner provided in this section. Any notice or other writing delivered personally or by prepaid courier to the party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day, then such notice or other writing shall be deemed to have been given and received on the next business day following such day. Any notice or other writing transmitted by facsimile or other form of recorded communication shall be deemed to be given and received on the first business day after its transmission.

4(3) ***Definitions*** Capitalized terms shall have the definitions assigned to them by this Agreement.

4(4) ***Counterparts*** This Agreement may be executed in several counterparts, including by facsimile, each of which when executed shall be deemed to be an original and such counterparts together shall be one and the same instrument.

4(5) ***Time of the Essence*** Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

4(6) ***Enurement*** This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, executors, successors and assigns, as applicable.

4(7) ***Further Acts*** Each of the parties to this Agreement shall at the request of any other party, execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.

4(8) ***Entire Agreement*** This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter thereof and supersedes all prior negotiations, proposals and agreements, whether oral or written, with respect to the subject matter thereof.

4(9) ***Amendment*** This Agreement may only be amended by an instrument in writing duly executed by all parties, and any amendment so made shall be binding upon all of the parties to this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date and year first written above.

Per: W. SCOTT MARSHALL

Per: CHRIS FOSTER

Per: ROBERT HOEGLER

Per: FLOYD FLAMAN